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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DISCOVERY THERAPEUTICS, INC.
                     (Originally incorporated April 4, 1994)

     Peter G. Savas and James V. Peck hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of Discovery Therapeutics, Inc., a Delaware corporation (the "Corporation").

     TWO: The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

                                       "I.

     The name of this Corporation is Discovery Therapeutics, Inc.

                                       II.

     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, in the City of Wilmington, 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                      III.

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law

                                       IV.

     1. This Corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock", respectively. The total number of shares which the Corporation is authorized to issue is Seventeen Million (17,000,000) shares. Ten Million (10,000,000) shares shall be Common Stock, each having a par value of One-Tenth of One Cent ($0.001). Seven Million (7,000,000) shares shall be Preferred Stock, each having a par value of One-Tenth of One Cent ($0.001).

     2. The Preferred Stock may be issued from time to time in one of more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly owned unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and designation thereof, of any of them (a "Preferred Stock Designation"); and to increase or decrease the

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number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     3. Designation of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (666,667) shares of Preferred Stock are designated Series A Preferred Stock ("Series A Preferred"), One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock are designated "Series B Preferred Stock" ("Series B Preferred"), Five Hundred Thirty-Eight Thousand Seven Hundred Seventy Six (538,776) shares of Preferred Stock are designated "Series C Preferred Stock" ("Series C Preferred"), and Two Million Eight Hundred Thousand (2,800,000) shares of Preferred Stock are designated "Series D Preferred Stock" ("Series D Preferred"). The Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred (collectively "Preferred") shall have the rights, preferences and privileges specified herein. "Original Issuance Price" shall refer to $0.75 in the case of each share of Series A Preferred, $6.00 in the case of each share of Series B Preferred, $10.21 in the case of each share of Series C Preferred, and $11.00 in the case of each share of Series D Preferred.

     4. Dividend Rights of Preferred. The holders of outstanding Preferred shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at an annual rate of $0.06 per share of Series A Preferred, $0.48 per share of Series B Preferred, $0.82 per share of Series C Preferred, and $0.88 per share of Series D Preferred. Such dividends may be payable quarterly or otherwise as the Board of Directors may from time to time determine. The right to such dividends shall not be cumulative and no right shall accrue to holders of Preferred by reason of the fact that dividends on such shares were not declared in any prior year, nor shall any undeclared or unpaid dividends bear or accrue interest. No dividend shall be paid on or declared and set apart for the shares of any series of Preferred for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on or declared and set apart for the shares of all other such series of Preferred. Dividends other than dividends payable solely in Common Stock may be declared or paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends at the annual rates set forth above shall have been paid or declared and set apart for all shares of Preferred for such fiscal year. No dividend shall be declared or paid with respect to the Common Stock unless at the same time an equivalent dividend is declared or paid with respect to the Preferred, assuming the conversion of each series of the Preferred into Common Stock at the then applicable Conversion Price for each series, as set forth in Section 6 below.

     5.   Liquidation Preference.

          (a) In the event of any liquidation, dilution or winding up of the Corporation and until all preferential amounts owed to them under this subsection (a) have been paid, (i) the holders of the Series A Preferred, Series B Preferred, and Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any asset or property of the Corporation to

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the holders of Common Stock or of Series C Preferred by reason of their ownership thereof, the amount of $0.75 per share for each share of Series A Preferred, $6.00 per share for each share of Series B Preferred, and $11.00 per share for each share of Series D Preferred then held by them, plus an amount equal to all declared but unpaid dividends on the Series A Preferred, Series B Preferred, and Series D Preferred as of the liquidation date (each as adjusted for stock splits, combinations and similar events with respect to the Series A Preferred, Series B Preferred, and Series D Preferred): and (ii) after the payment in full of the preferred amounts pursuant to the immediately preceding clause (i), the holders of the Series C Preferred shall be entitled to receive, prior and in preference to any distribution of any asset or property of the Corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $10.21 per share for each share of Series C Preferred then held by them, plus an amount equal to all the declared but unpaid dividends on the Series C Preferred as of the liquidation date (each as adjusted for stock splits, combinations and similar events with respect to the Series C Preferred). If upon any liquidation, distribution, or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full of such amounts to all holders of the Series A Preferred, Series B Preferred, and Series D Preferred due under clause (i), then such assets shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled. If upon any liquidation, distribution, or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full of such amounts to all holders of the Series C Preferred due under clause (ii), then such assets shall be distributed among such holders ratably in proportion to the full amounts to which they would otherwise be entitled.

          (b) After the payment of the full liquidation preference of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred as set forth in Section 5(a) above, the remaining assets of the Corporation, if any, shall be distributed ratably among the holders of Common Stock and the Series A Preferred, Series B Preferred, and Series D Preferred in proportion to the number of shares held by them, assuming the conversion of each such share of Series A Preferred, Series B Preferred, and Series D Preferred into Common Stock at the then applicable Conversion Price for each such series, as set forth in Section 6 below.

          (c) A merger, share exchange, reorganization, acquisition or sale of voting control (in each case in which the stockholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation) or sale of all or substantially all of the assets of the Corporation shall be considered a liquidation under this Section 5 (together with any liquidation, dissolution or winding up of the Corporation, a "Liquidation Event").

     6. Conversion Rights. The holders of Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a) Each share of Series A Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.75 by the Series A Conversion Price, determined as hereinafter provided and in effect at the time of the conversion. Each share of Series B

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Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 by the Series B Conversion Price, determined as hereinafter provided and in effect at the time of the conversion. Each share of Series C Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10.21 by the Series C Conversion Price, determined as hereinafter provided and in effect at the time of the conversion. Each share of Series D Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for the Series D Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $11.00 by the Series D Conversion Price, determined as hereinafter provided and in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred without payment of any additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be $.75 per share of Common Stock, the price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred without the payment of any additional consideration by the holder thereof (the "Series B Conversion Price") shall initially be $6.00 per share of Common Stock, the price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred without the payment of any additional consideration by the holder thereof (the "Series C Conversion Price") shall initially be $10.21 per share of Common Stock, and the price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred without the payment of any additional consideration by the holder thereof (the "Series D Conversion Price") shall initially be $11.00 per share of Common Stock. The term Conversion Price as used herein shall, unless otherwise specified, refer to the respective conversion price for each share of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred. Each such initial Conversion Price shall be subject to adjustment, as hereinafter provided, in order to adjust the number of shares of Common Stock into which Preferred is convertible.

          (b) Automatic Conversion. Each share of Preferred shall automatically be converted into Shares of Common Stock at the then effective Conversion Price in the event of either:

          (i) Upon approval by holders of more than 50% of the then outstanding shares of Preferred voting together as a single class; or

          (ii) The closing (the "Closing") of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation to the public at a public offering price of at least Fifteen Dollars ($15.00) per share, subject to adjustment for any subdivisions, combinations or consolidations of the Common Stock from time to time, and having an aggregate offering price greater than Twenty Five

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Million Dollars ($25,000,000). In the event of such an offering, the person(s)
entitled to receive Common Stock issuable upon such conversion of Preferred shall not be deemed to have converted their Preferred until immediately prior to the Closing.

          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price of the appropriate series of Preferred. Before any holder of Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 6(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Preferred, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments to Conversion Price for Dilutive Issues.

               (i) Special Definitions. For purposes of this Section 6(d), the following definitions shall apply:

               (1) "Option" shall mean rights, options or warrants to subscribe for, purchase, or otherwise acquire either Common Stock or Convertible Securities (as hereinafter defined).

               (2) "Original Issue Date" shall mean the date that the first share of Series B Preferred was issued.

               (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred authorized herein) or other securities convertible into or exchangeable for, directly or indirectly, Common Stock.

               (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                    (A) shares of Common Stock issued or issuable upon conversion of shares of Preferred; or

                    (B) shares of Common Stock issued or issuable to officers, directors and employees of, and consultants to, the Corporation pursuant to stock purchase or option plans or arrangements or other officer, director, employee or consultant stock

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incentive or benefit plans or arrangements (collectively, the "Plans") approved by the Board of Directors covering an aggregate, at any time on or after the Original Issue Date, of not more than 1,000,000 shares of Common Stock, net of repurchases and option cancellations, subject to adjustment for any subdivisions, combinations or consolidations of Common Stock from time to time; or

                         (C) shares of Common Stock issued or issuable as a
dividend or distribution on Preferred; or

                         (D) shares of Common Stock issued or issuable by way of
dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses(s) (A),
(B), (C) or this clause (D); or

                         (E) shares of Common stock issued or issuable upon
cancellation of those certain promissory notes in the aggregate principal amount of $3,000,000 issued by the Company on July 23, 1996, August 22, 1996, November 14, 1996 and December 13, 1996.

               (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred is convertible shall be made pursuant to Section 6(d)(iv), by adjustment in the Conversion Price of such Preferred in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued by the Corporation is less than the applicable Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Common Stock.

               (iii) Issue of Securities Deemed Issued of Additional Shares of Common Stock.

                         (1) Options and Convertible Securities. In the event
the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a contingent subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Options or Convertible Securities or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share determined pursuant to Section 6(d)(v) hereof of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such

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record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A) no further adjustment in the Conversion Price shall
be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C) upon the expiration of such Options or any rights
of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                             (I) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                             (II) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 6(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no readjustment pursuant to clause (B) or (C) above
shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

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                         (E) in the case of any Options which expire by their
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                         (F) if such record date shall have been fixed and such
Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this
Section 6(d)(iii) as of the actual date of their issuance.

                    (2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                         (A) in the case of any such dividend or distribution,
immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution; or

                         (B) in the case of any such subdivision, at the close
of business on the date immediately prior to the date upon which such corporate action becomes effective.

     If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(d)(iii) as of the time of actual payment of such dividend.

               (iv)  Adjustment of Conversion Price Upon Issuance of
Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 6(d)(iii), but excluding Additional Shares of Common Stock issued pursuant to paragraph 6(d)(iii)(2) which event is dealt with in paragraph 6(d)(vi) hereof), and if such Additional Shares of Common Stock are issued without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect on the date of and immediately prior to such issue, then in such event, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price, calculated to the nearest one-tenth of one cent, determined by multiplying such Conversion Price by a fraction:

                     (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of

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Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and

                    (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued;

provided, however, that, for the purpose of this paragraph 6(d)(iv) only, all shares of Common Stock issuable upon conversion of outstanding Options and Convertible Securities (including the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred) shall be deemed to be outstanding, and, immediately after any Additional Shares of Common Stock are deemed issued pursuant to paragraph 6(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

               (v) Determination of Consideration. For purposes of this Section 6(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1)  Cash and Property: Such consideration shall:

                         (A) insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash,
be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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               (vi)   Adjustments for Stock Dividends, Subdivisions,
Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or in the event the Corporation shall issue Additional Shares of Common Stock in a stock dividend, the Conversion Price for any series of Preferred then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for any series of Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (vii) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Preferred.

               (viii) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the conversion of the Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision, combination or consolidation of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6 or in Section 5), in any such event each holder of Preferred shall have the right thereafter to convert such stock into the kind and the amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (ix) Reorganization, Mergers, Consolidations, Share Exchanges or Sales of Assets. If there is a capital reorganization of the Common Stock, merger, consolidation, share exchange or sale of assets of the Company ("Capital Reorganization") (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6 or in Section 5), as a part of such Capital Reorganization, provision shall be made so that the holders of Preferred shall thereafter be entitled to receive upon conversion of the Preferred the number of shares of stock or other securities or property of the Corporation (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this

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Section 6 with respect to the rights of the holders of Preferred after the
Capital Reorganization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

     (e) No Impairment. The Corporation will not, by amendment of this Amended and Restated Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times to good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred against impairment:

     (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred.

     (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

          (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

          (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

          (iii) to effect any reclassification or recapitalization of its outstanding Common Stock involving a change in the Common Stock; or

          (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of Preferred:

                (1) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date an which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                (2) in the case of matters referred to in (iii) and (iv) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred at the address for each such holder as shown on the books of this Corporation.

          (h) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of the shares of Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred, the Corporation shall take such corporate action as may, is the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     7.   Voting Rights.

          (a) Except as otherwise provided herein or as required by law, each share of Common Stock issued and outstanding shall have one vote, each share of Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred is convertible as adjusted from time to time pursuant to Section 6 hereof, and the Common Stock and the Preferred shall vote together as a single class. Fractional votes by the holders of Preferred shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred held by each holder could be converted) shall be rounded down.

          (b) The holders of shares of Series A Preferred, voting together as a separate class, shall be entitled to elect one director of the Corporation and to exercise any right of removal or replacement of such director, the holders of shares of Series B Preferred, voting together as a separate class, shall be entitled to elect one director of the Corporation and to exercise any right of removal or replacement of such director and the holders of shares of Preferred and Common Stock, voting together in accordance with Section 7(a) above, shall be entitled to elect any retraining directors and to exercise any right of replacement or removal of such directors.

          (c) In addition to the vote required by Section 7(a) above, the affirmative vote of (i) a majority of the shares of Series A Preferred, voting together as a separate class, (ii) a majority of the shares of Series B Preferred, voting together as a separate class, (iii) a majority of the shares of Common Stock and shares of Series C Preferred Stock (provided that each share of Series C Preferred Stock shall have the number of votes equal to the whole number of shares of Common Stock, into which such share of Series C Preferred Stock is convertible as adjusted from time to time pursuant to Section 6 hereof ), voting together as a separate class, and (iv) a majority of the shares of Series D Preferred, voting together as a separate class, shall be required to approve any Liquidation Event.

          (d) In addition to any requirements of law, so long as any shares of Series C Preferred remain outstanding, the Corporation shall not, without the approval (by vote or written consent) of the holders of at least 50% of the Series C Preferred then outstanding: (I) amend, alter or otherwise modify any of the rights, preferences, privileges, powers or other terms of the Series C Preferred, as stated herein, or (II) impair or avoid or seek to avoid the observance or performance of any of the terms of the Series C Preferred to be observed or performed hereunder by the Corporation, or (III) amend or otherwise modify this Section 7(d).

                                       V.

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Except as otherwise required by law, the number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation (considered for this purpose as one class); and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

     3. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     4. Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

     5. With respect only to directors elected by the holders of Preferred and Common Stock voting together in accordance with Article IV, Section 7(b) above, every stockholder entitled to vote in any election of directors of this Corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless (i) the names of such candidates have been properly placed in nomination, in accordance with the Bylaws of the Corporation, prior to the voting, (ii) the stockholder has given advance notice to the Corporation of the intention to cumulate votes pursuant to the Bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares will be declared elected.

     6. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                       VI.

     A director of the Corporation shall, to the full extent not prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

                                      VII.

     1. In addition to any affirmative vote required by law, by this Amended and Restated Certificate of Incorporation or by any Preferred Designation, and except as otherwise expressly provided in Section 3 of this Article VII:

          (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder for any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 10% of the Corporation's assets as set forth on the Corporation's most recent audited consolidated financial statements; or

          (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to or greater than 10% of the Corporation's assets as set forth on the Corporation's most recent audited consolidated financial statements; or

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or arty other transaction (whether or not with or into or otherwise involving any interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall require the affirmative vote of the holders of at least 66 and 2/3 percent of voting power of all of the then outstanding shares of the Series A Preferred, Series B Preferred, and Series D Preferred of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), each voting as a separate class. Such affirmative vote shall be required notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

     2. The term "Business Combination" as used in this Article VII shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of Section 1 of this Article VII.

     3. The provisions of Section 1 of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Amended and Restated Certificate of Incorporation and any Preferred Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in the following subsection (a) is met, or, in the case of any other Business Combination, the conditions specified in either of the following subsection (a) or subsection (b) are met:

          (a) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least two Continuing Directors.

          (b)  All of the following conditions shall have been met:

               (i) The consideration to be received by holders of shares of a particular class (or series) of outstanding capital stock of the corporation ("Capital Stock") (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of Capital Stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of Capital Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of Capital Stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of Capital Stock previously acquired by the interested Stockholder.

              (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date of the consummation of the Business Combination (the "Comsummation Date"), of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

                    (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annually from the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the Consummation Date at the publicly announced reference rate of interest of Bank of America, N.T. & S.A. (or such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each, share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

                    (2) the Fair Market Value per share of Common Stock on the Announcement Date or the Determination Date, whichever is higher.

              (iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the vent of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this subsection
(b)(iii) shall be required to be met with respect to every such class (or series) of outstanding Voting Stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of Voting Stock:

                    (1) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of Voting Stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced reference rate of interest of Bank of America, N.T. & S.A. (or any such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class (or series) of Voting Stock from the Determination Date through the

Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class (or series) of Voting Stock;

               (2) the Fair Market Value per share of such class (or series) of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (3) the highest preferential amount per share, if any, to which the holders of shares of such class (or series) of Voting Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred;
(2) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and
(B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (3) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as a part of the transaction which results in such Interested Stockholder becoming an interested Stockholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subsection (b)(iv) unless at the time of such approval there are at least two Continuing Directors.

         (v) After such interested Stockholder has become an interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliate's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

         (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act).

         (vii) Such Interested Stockholder shall have supplied the Corporation with such information as shall have been requested pursuant to Section 5 of this
Article VII within the time period set forth therein.

     4.  For the purposes of this Article VII:

     (a) A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

     (b) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary) who or which:

          (i) is the Beneficial Owner (as hereinafter defined), directly or indirectly, of 10% or more of the voting power of the outstanding Voting Stock; or

          (ii) if an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 % or more of the voting power of the then-outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

     (c) A person shall be a "Beneficial Owner" of, or shall "Beneficially Own," any Voting Stock:

          (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Exchange Act; or

          (ii) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

          (iii) which is beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the exchange Act, by any other person with which such person or any of its Affiliates of Associates has any agreement, arrangement or understanding far the purpose of requiring, holding, voting (other than solely by reason of a revocable proxy as described in subsection
(c)(ii)) or disposing of any shares of Voting Stock; provided, however, that in case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be determined for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

          (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to subsection (b) of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (c) of this Section 4, but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the adoption date of this Amended and Restated Certificate of incorporation.

          (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subsection (b) of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (g) "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for an appointment or election by a majority of Continuing Directors then on the Board.

          (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks (the "Composite Tape"), or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any exchange, the highest closing sale price quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board to accordance with Section 5 of this Article VII; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section 5 of this Article VII.

          (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subsections (b)(ii) and (b)(iii) of Section 3 of this Article VII shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding Voting Stock retained by the holders of such shares.

          (j) "Whole Board" means the total number of directors which this Corporation would have if there were no vacancies.

          (k) "Excluded Preferred Stock" means any series of Preferred with respect to which the Preferred Sock Designation creating such series expressly provides that the provisions of this Article VII shall not apply.

     5. A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in subsection (b) of Section 3 have been met with respect to any Business Combination, (e) the Fair Market Value of stock or other property in accordance with subsection (h) of Section 4, and (f) whether the assets which are the subject of any Business Combination referred to in subsection (b) of Section 1 have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in subsection (c) of Section 1 has, an aggregate Fair Market Value equal to or greater than 10% of the Corporation's assets as set forth on the Corporation's most recent audited consolidated financial statements.

     6. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Bard shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply this Corporation with complete information as to (a) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (b) the number of, and class of series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and
(c) any other factual matter relating to the applicability of effect of this
Article VII, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

     7. Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     8. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Amended and Restated Certificate of Incorporation or any Preferred Designation, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

                                     VIII.

          The Corporation is to have perpetual existence."

          THREE: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

          FOUR: This Amended and Restated Certificate of Incorporation, herein certified, has been duly adopted is accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and its Secretary in Richmond, Virginia this 30th day of January, 2001.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                                           DISCOVERY THERAPEUTICS, INC.


                                           By: /s/ Peter G. Savas
                                               ------------------------------
                                               Peter G. Savas, President

ATTEST:

By: /s/ James V. Peck
    ---------------------------
    James V. Peck, Secretary

                            CERTIFICATE OF AMENDMENT
                             TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DISCOVERY THERAPEUTICS, INC.
                     (Originally incorporated April 4, 1994)

     Peter G. Savas and James V. Peck hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of Discovery Therapeutics, Inc., a Delaware corporation (the "Corporation").

     TWO: That the Board of Directors of the Corporation, at a meeting of directors, adopted a resolution proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation and recommending them for approval by the shareholders of the
Corporation:

     A. Section 1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect and operative, is hereby deleted in its entirety and replaced with the following:

          "1. This Corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares which the Corporation is authorized to issue is Fifty Seven Million (57,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, each having a par value of One-Tenth of One Cent ($0.001). Seven Million (7,000,000) shares shall be Preferred Stock, each having a par value of One-Tenth of One Cent ($0.001)."

     B. Section 3 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect and operative, is hereby deleted in its entirety and replaced with the following:

          "3. Designation of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (666,667) shares of Preferred Stock are designated Series A Preferred Stock (" Series A Preferred"), One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock are designated "Series B Preferred Stock" (" Series B Preferred"), Five Hundred Thirty-Eight Thousand Seven Hundred Seventy-Six (538,776) shares of Preferred Stock are designated "Series C Preferred Stock" ("Series C Preferred"), and Four Million Ninety Thousand Nine Hundred Ten (4,090,910) shares of Preferred Stock are designated "Series D Preferred Stock" (" Series D Preferred"). The Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred (collectively "Preferred") shall have the rights, preferences and privileges specified herein. "Original Issuance Price" shall refer to

          $0.75 in the case of each share of Series A Preferred, $6.00 in the case of each share of Series B Preferred, $10.21 in the case of each share of Series C Preferred, and $11.00 in the case of each share of Series D Preferred."

     C. Section 6(d)(i)(4)(B) of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect and operative, is hereby deleted in its entirety and replaced with the following:

          "(B) shares of Common Stock issued or issuable to officers, directors and employees of, and consultants to, the Corporation pursuant to stock purchase or option plans or arrangements or other officer, director, employee or consultant stock incentive or benefit plans or arrangements (collectively, the "Plans") approved by the Board of Directors covering an aggregate, at any time on or after the Original Issue Date, of not more than 2,336,364 shares of Common Stock, net of repurchases and option cancellations, subject to adjustment for any subdivisions, combinations or consolidations of Common Stock from time to time; or"

     D. Section 2 of Article IV and Section 4(k) of Article VII of the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect and operative, is hereby amended to delete the phrase "Preferred Stock Designation" and to replace such language with the phrase "Preferred Designation."

     E. Section 3(b)(iii) of Article VII of the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect and operative, is hereby amended to delete the word "vent" and to replace it with the word "event."

     F. Section 3(b)(vii) of Article VII of the Amended and Restated Certificate of Incorporation of the Corporation, as currently in effect and operative, is hereby amended to delete the phrase "Section 5" and to replace it with the phrase "Section 6."

     THREE: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the Corporation.

     FOUR: That the aforesaid amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     FIVE: That the capital of the Corporation will not be reduced under or by reason of said amendment.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and its Secretary in Richmond, Virginia this 10th day of August, 2001.

                                               DISCOVERY THERAPEUTICS, INC.



                                               By: /s/ Peter G. Savas
                                                   -----------------------------
                                                   Peter G. Savas, President

ATTEST:


By:  /s/ James V. Peck
     --------------------------------
     James V. Peck, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DISCOVERY THERAPEUTICS, INC.,
                             a Delaware corporation


          Discovery Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

          1. That the Board of Directors of this Corporation, acting pursuant to the authority of Section 141(f) of the General Corporation Law of the State Delaware, adopted a resolution setting forth a proposed amendment of the Amended of and Restated Certificate of Incorporation of this Corporation. The resolution setting forth the proposed amendment is as follows:

               NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company be further amended by changing
Article I thereof so that, as amended, Article I shall read in its entirety as follows:

                                       "I.

                    The name of the corporation is Aderis Pharmaceuticals, Inc."

          2. That in lieu of a meeting and vote of stockholders, the stockholders of this Corporation entitled to vote have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          3. That the above amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by Peter G. Savas, its President and Chief Executive Officer, this 4th day of January, 2002.

                                      DISCOVERY THERAPEUTICS, INC.,
                                      a Delaware corporation


                                      By:  /s/ Peter G. Savas
                                           ------------------
                                           Peter G. Savas
                                           President and Chief Executive Officer